As filed with the Securities and Exchange Commission on May 10, 2024

File Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRH SMW Finance Designated
Activity Company

(Exact name of registrant as specified in its
charter)

IRELAND
(State or other jurisdiction of
incorporation or organization)

98-1566673
(I.R.S. Employer Identification No.)

Stonemason’s Way,
Rathfarnham,
Dublin 16, D16 KH51
Ireland
+353 1 404 1000
(Address, including zip code, and telephone
number, including area code, of
registrant’s principal executive offices)

CRH public limited company

(Exact name of registrant as specified in its
charter)

IRELAND
(State or other jurisdiction of
incorporation or organization)

98-0366809
(I.R.S. Employer Identification No.)

Stonemason’s Way,
Rathfarnham,
Dublin 16, D16 KH51
Ireland
+353 1 404 1000
(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)

CRH America Finance, Inc.

(Exact name of registrant as specified in its
charter)

DELAWARE

(State or other jurisdiction of
incorporation or organization)

81-2307648
(I.R.S. Employer Identification No.)

900 Ashwood Parkway

Suite 600

Atlanta, Georgia 30338, United States
+1 (770) 804 3363
(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)

C T Corporation System

28 Liberty Street

New York, New York 10005, United States

+1 (212) 894 8940

(Name, address, including zip code, telephone number, including area code, of agent for service)

With copies to:

John Horsfield-Bradbury

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

CRH SMW FINANCE DESIGNATED ACTIVITY COMPANY

CRH AMERICA FINANCE, INC.

(Wholly owned subsidiaries of CRH public limited company)

Guaranteed Debt Securities

Fully and unconditionally guaranteed by

CRH PUBLIC LIMITED COMPANY

CRH PUBLIC LIMITED COMPANY

Warrants

Purchase Contracts

Units

Preference Shares

Ordinary Shares

CRH SMW Finance Designated Activity Company (“SMW Finance”) or CRH America Finance, Inc. (“America Finance”) may use this prospectus to offer, from time to time, guaranteed unsecured debt securities. CRH public limited company (“CRH plc”) may use this prospectus to offer, from time to time, warrants, purchase contracts, units, preference shares or ordinary shares. CRH plc’s ordinary shares are admitted to trading on the New York Stock Exchange (“NYSE”) and the London Stock Exchange (“LSE”) under the symbol “CRH.”

You should read this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About CRH,” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

SMW Finance, America Finance or CRH plc may sell these securities to or through underwriters, and also to other purchasers or through agents.

These securities also may be resold by selling security holders, whether owned on the date hereof or hereafter. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering, the names of underwriters and the identities of any selling security holders. We will not receive any proceeds from any such sale of securities by a selling security holder. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 2, hereof and in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 10, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we or the selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. These summary descriptions are not meant to be complete descriptions of each security. In addition, specific information with respect to any offer and sale by any selling security holders will be set forth in the prospectus supplement relating to that transaction. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About The Group.”

In this prospectus, the terms “we,” “our” and “us” refer to SMW Finance, America Finance and CRH plc, all together. CRH plc and its consolidated subsidiaries taken together are referred to as the “Group.” SMW Finance and America Finance taken together are referred to as the “Issuers” and either may be referred to as an “Issuer.” SMW Finance or America Finance may offer debt securities using this prospectus. CRH plc acts as the guarantor for debt offerings by the Issuers using this prospectus. In addition, CRH plc will be the issuer in an offering of warrants, purchase contracts or units and in an offering of preference shares or ordinary shares, which are referred to collectively as the “shares.” The debt securities, warrants, purchase contracts, units, preference shares and ordinary shares that may be offered using this prospectus are referred to collectively as the “securities.”

This document does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 of Ireland (as amended) (the “Companies Act 2014”) or Article 3 of the Regulation (EU) No. 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the “Prospectus Regulation”) or the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended from time to time) (“EUWA”) (“UK Prospectus Regulation”), nor a comprehensive update of information relating to the CRH plc group. No offer of securities of CRH plc to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Companies Act 2014 in general, or in particular pursuant to the Prospectus Regulation, the UK Prospectus Regulation, the European Union (Prospectus) Regulations 2019 of Ireland (S.I. No. 380/2019), or the Central Bank (Investment Market Conduct) Rules (S.I. No. 366 of 2019). This document has not been approved or reviewed by or registered with the Central Bank of Ireland or the Financial Conduct Authority, for the purposes of the Prospectus Regulation or the UK Prospectus Regulation.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. CRH plc is not an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

RISK FACTORS

Investing in the securities described herein involves certain risks. You should carefully consider the risk factors described in our filings with the SEC that are incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities. If any such risk actually occurs, our business, results of operation, financial condition and prospectus could be materially affected. You could lose all or part of your investment. In addition, although we discuss key risks in such discussion of risk factors, new risks may emerge in the future or there could be developments in existing risks, any of which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CRH PLC

CRH plc is the parent company for an international group of companies that provide building materials solutions which integrate essential materials (aggregates and cement), value-added building products as well as construction services, to provide customers with complete end-to-end solutions. Operating in 28 countries as of the date hereof, the Group has market leadership positions in North America and Europe and, as of December 31, 2023, employed approximately 78,500 people at approximately 3,390 operating locations.

CRH plc’s ordinary shares are admitted to trading on the NYSE and LSE under the symbol “CRH.” CRH plc is incorporated in Ireland and has its principal executive offices at Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland, Tel. No.: + 353 1 404 1000.

You can find a more detailed description of CRH’s business in the Annual Report of CRH plc on Form 10-K and other documents incorporated by reference into this prospectus.

DESCRIPTION OF THE ISSUERS

Financial Statements

The financial information of SMW Finance and America Finance is consolidated in CRH plc’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 29, 2024, as amended on March 15, 2024 (the “2023 Form 10-K”). The 2023 Form 10-K is incorporated by reference in this prospectus, and such financial information will be included in similar sections in subsequent filings incorporated by reference in this prospectus.

CRH plc will fully and unconditionally guarantee the guaranteed debt securities issued by SMW Finance or America Finance as to payment of principal, premium, if any, interest and any other amounts due. For a description of factors which may affect payments to holders of the guaranteed debt securities, including the composition of the Group, please refer to “Risk Factors” in the applicable prospectus supplement.

Issuer Identity

CRH plc will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of CRH plc and its consolidated subsidiaries. These include: (i) the anticipated use of proceeds; (ii) related funding requirements of CRH plc and its consolidated subsidiaries; and (iii) relevant tax considerations.

SMW Finance

SMW Finance is an indirect wholly owned finance subsidiary of CRH plc incorporated under the laws of Ireland on April 24, 2019 with registration number 648773. SMW Finance is a financing vehicle for CRH’s group companies and has no independent operations other than inter-company lending and holding cash from time to time. SMW Finance will lend substantially all proceeds of its borrowings to CRH plc or to one or more of CRH plc’s subsidiaries. The principal executive offices of SMW Finance are located at Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland, Tel. No.: + 353 1 404 1000.

The accounts of SMW Finance are consolidated into the consolidated annual accounts of CRH. The issued share capital of SMW Finance is legally and beneficially owned and directly controlled by CRH Belgard Ltd (a direct wholly owned subsidiary of CRH plc). The rights of CRH plc as a shareholder of SMW Finance are contained in the articles of association of SMW Finance, and SMW Finance is managed by its directors in accordance with those articles and with Irish law. The authorized share capital of SMW Finance is €1,000,000 divided into 1,000,000 ordinary shares of €1.00 each. Its issued and fully paid-up share capital is €1.00 made up of one ordinary share of €1.00.

America Finance

America Finance is an indirect wholly owned finance subsidiary of CRH plc, and was incorporated as a corporation under the laws of the State of Delaware on April 19, 2016 (registration no. 6020412). America Finance is a financing vehicle for CRH plc’s U.S. operating companies and has no independent operations, other than holding cash and U.S. government securities from time to time. America Finance will lend substantially all proceeds of its borrowings to CRH plc or to one or more of CRH plc’s subsidiaries that are operating companies. America Finance’s sole shareholder is Americas Products & Distribution, Inc. The rights of Americas Products & Distribution, Inc. as America Finance’s shareholder are contained in America Finance’s articles of association. America Finance will be managed in accordance with those articles and the provisions of the Delaware General Corporation Law.

The principal executive offices of America Finance are located at 900 Ashwood Parkway, Suite 600, Atlanta, GA 30338, United States, Tel. No.: + 1 770 804 3363.

FORWARD-LOOKING STATEMENTS

The forward-looking information in this prospectus may not accurately predict future results.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement may include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In order to utilize the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, we are providing the following cautionary statement.

This prospectus, which includes the documents incorporated by reference, contains certain forward-looking statements with respect to the financial condition, results of operations, business, viability and future performance of the Group and certain of the plans and objectives of the Group. These forward-looking statements may generally, but not always, be identified by the use of words such as “will,” “anticipates,” “should,” “could,” “would,” “targets,” “aims,” “may,” “continues,” “expects,” “is expected to,” “estimates,” “believes,” “intends” or similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this prospectus.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect the Group’s current expectations and assumptions as to such future events and circumstances that may not prove accurate.

A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control, and which include, among other factors: economic and financial conditions, including changes in interest rates, inflation, price volatility and/or labor and materials shortages; demand for infrastructure, residential and non-residential construction and our products in geographic markets in which we operate; increased competition and its impact on prices and market position; increases in energy, labor and/or other raw materials costs; adverse changes to laws and regulations, including in relation to climate change; the impact of unfavorable weather; investor and/or consumer sentiment regarding the importance of sustainable practices and products; availability of public sector funding for infrastructure programs; political uncertainty, including as a result of political and social conditions in the jurisdictions the Group operates in, or adverse political developments, including the ongoing geopolitical conflicts in Ukraine and the Middle East; failure to complete or successfully integrate acquisitions or make timely divestments; cyber-attacks and exposure of associates, contractors, customers, suppliers and other individuals to health and safety risks, including due to product failures. Additional factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those expressed by the forward-looking statements in this document include, but are not limited to, the risks and uncertainties described elsewhere in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference herein, including under “Risk Factors” in this prospectus and under “Risk Factors” in CRH plc’s 2023 Form 10-K (as defined herein).

You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We expressly disclaim any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE GROUP

CRH plc files annual, quarterly and current reports and other information with the SEC. CRH plc’s SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available to the public on our website at www.crh.com. Information contained on our website is not part of this prospectus or any prospectus supplement. You may request a copy of our filings at no cost by mail at CRH plc, Stonemason’s Way, Rathfarnham Dublin 16, D16 KH51 Ireland or by telephone at +353 1 404 1000.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement and its exhibits. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference is an important part of this prospectus.

We incorporate by reference in this prospectus the following documents:

•

Annual Report of CRH plc on Form 10-K for the year ended December 31, 2023, filed on February  29, 2024 and Amendment No.  1 to the Annual Report of CRH plc on Form 10-K/A for the year ended December 31, 2023, filed March 15, 2024 (together, the “2023 Form 10-K”);

•	Quarterly Report of CRH plc on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 10, 2024;

•

Current Reports of CRH plc on Form 8-K (but not portions of those reports which were furnished pursuant to Item  2.02 or Item 7.01 and not deemed to be filed) dated February  12, 2024 and April 23, 2024;

•

The description of our ordinary shares set forth in the registration statement on Form 8-A of CRH plc filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 24, 2006, and any amendment or report filed for the purpose of updating that description; and

•

Future filings with the SEC under Section 13(a), Section 13(c), Section 14, or Section 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus, provided, however, that no portion of any documents or information that is deemed to be furnished and not filed with the SEC shall be incorporated by reference herein, and unless specifically stated to the contrary, no information disclosed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that may be furnished to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

Neither we nor any selling security holder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Neither we nor any selling security holder take any responsibility for, or can provide any assurance as to, the reliability of, any other information that others may give you. Neither we nor any selling security holder is making an offer of these securities in any jurisdiction where the offer is not permitted.

The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information, and our business, financial condition, results of operations and prospects may have changed since such date.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are incorporated by reference into this prospectus, if such person makes a written or oral request directed to CRH plc, Stonemason’s Way, Rathfarnham Dublin 16, D16 KH51 Ireland or by telephone at +353 1 404 1000.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

CRH plc is a public limited company organized under the laws of Ireland. SMW Finance is a designated activity company organized under the laws of Ireland. America Finance is a corporation organized under the laws of the State of Delaware. Some of the members of the SMW Finance, America Finance and CRH plc’s board of directors and officers are residents of countries other than the United States. In addition, many of SMW Finance’s and CRH plc’s assets, and the assets of SMW Finance’s and CRH plc’s directors and officers, are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon SMW Finance, CRH plc or these persons or to enforce against SMW Finance or CRH plc or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws.

There are doubts as to the enforceability in Ireland, in original U.S. court actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities whether solely based on the U.S. federal securities laws or otherwise. Therefore, you may have difficulty enforcing any U.S. judgment against SMW Finance, CRH plc, America Finance or their non-U.S. resident directors and officers both in and outside the United States.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be added to the general funds of the Group and used for general corporate purposes. Subject to contractual or other legal restrictions, the net proceeds from the sale of securities will be available to our other affiliates through inter-company loans or other means.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder. We may pay certain expenses in connection with sales by selling security holders.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES WE MAY OFFER

This prospectus relates to, among other securities, guaranteed debt securities issued by SMW Finance and America Finance.

The following description sets forth certain general terms and provisions of the debt securities and guarantees. We will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your debt security.

General

Each of SMW Finance and America Finance will enter into a respective indenture with CRH plc and The Bank of New York Mellon, as trustee, on the terms of the applicable form of indenture filed as an exhibit to this Registration Statement. The following summary of certain provisions of the indentures and the debt securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the applicable indenture.

The Bank of New York Mellon will act as the trustee under each of the SMW Finance and America Finance indentures. The trustee has two principal functions:

•

First, it can enforce your rights against the Issuers if they default on debt securities issued under the indentures. There are some limitations on the extent to which the trustee acts on your behalf, described under “Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

CRH plc acts as the guarantor of the debt securities issued under the SMW Finance and America Finance indentures. The guarantees are described under “Guarantees” below.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. See “Where You Can Find More Information About CRH” for information on how to obtain copies.

An Issuer may issue as many distinct series of debt securities under its indenture as it wishes. An Issuer may also from time to time without the consent of the holders of its debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series.

Material Irish and United States federal income tax considerations applicable to any debt securities, and special tax considerations applicable to the debt securities denominated in a currency or currency unit other than U.S. dollars, will be described in the Prospectus Supplement relating to the offering of debt securities.

This section summarizes the material provisions of the indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. We encourage you to review and refer to the indentures in full for further details.

Amounts That the Issuers May Issue

The indentures do not limit the aggregate amount of debt securities that an Issuer may issue or the number of series or the aggregate amount of any particular series. Either Issuer may issue debt securities and other securities at any time without your consent and without notifying you.

The indentures and the debt securities do not limit the ability of an Issuer to incur other indebtedness or to issue other securities. Also, the Issuers are not subject to financial or similar restrictions by the terms of the debt securities, except as may be described in their respective indenture or any applicable prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.”

The specified currency for your debt securities will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee under the applicable indenture, or another firm that an Issuer names in your prospectus supplement, unless other arrangements have been made between you and an Issuer. An Issuer will make payments on your debt securities in the specified currency, except as described below in “—Payment and Paying Agents.”

Form of Debt Securities

Each of the Issuers will issue debt securities in global—i.e., book-entry—form only, unless an Issuer specifies otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “—Legal Ownership.”

In addition, the Issuers will generally issue each debt security in registered form, without coupons, unless an Issuer specifies otherwise in the applicable prospectus supplement.

Types of Debt Securities

We may issue fixed-rate debt securities, variable-rate debt securities or indexed debt securities. A debt security may have elements of each of these three types of debt securities. For example, a debt security may bear interest at a fixed-rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate. Additionally, a fixed-rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security.

Information in the Prospectus Supplement

The specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	the issue price;

•	the person to whom any interest on a security of the series will be payable if other than the person in whose name the security is registered;

•	any limit on the aggregate principal amount of the series of debt securities;

•	any stock exchange on which the Issuer will list the series of debt securities;

•	the date or dates on which the Issuer will pay the principal of the series of debt securities;

•	whether the series of debt securities are fixed-rate debt securities, variable-rate debt securities or indexed debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payments;

•

the place where any amounts due will be payable and where this series of debt securities can be registered, transferred, exchanged or converted as well as the place where any notices or demands for this series of debt securities may be served;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•

the period within which the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed by an Issuer or CRH plc and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

•

the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•	any index or other formula used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

•

if any payment on the debt securities of that series will be made, at the option of the Issuer or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	the terms and conditions for any exchange or conversion of this series of debt securities or the guarantee for such series;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•	the applicability of the provisions described later under “Covenants—Defeasance and Discharge”;

•	if the Issuer may issue without your consent debt securities having the same terms and conditions as debt securities of an already issued series;

•

if the series of debt securities will be issuable in whole or part in the form of a global security as described under “Legal Ownership—Global Securities,” the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	whether additional amounts will be payable as described later under “Special Situations—Payment of Additional Amounts”;

•	the forms of the debt securities of the series and the guarantees endorsed on them;

•	any addition to, deletion of or change in the covenants or Events of Default described in this prospectus or in the indentures with respect to the debt securities;

•	whether the debt securities of the series are defeasible in whole or in part and how the Issuer will have to demonstrate its election to defease if it is otherwise than by a resolution of its board;

•	any special U.S. federal income tax considerations relating to the series of debt securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities, as applicable; and

•	any other special features of the series of debt securities that are not inconsistent with the provisions of the indentures.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

Guarantee

CRH plc will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including any additional amounts which may be payable by an Issuer in respect of its debt securities, as described under “Special Situations—Payment of Additional Amounts.” CRH plc guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by the Issuers as legal holders of debt securities. This is called holding in street name. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holders of those securities. If you hold debt securities in street name, you should check with the institution you use to hold your securities to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send your debt securities, registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by the Issuers or the trustee, run only to persons who are registered as holders of debt securities. As noted above, the Issuers do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once the Issuers make payment to the registered holder, the Issuers have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Holders.” If the Issuer chooses to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

The Issuer will require that the global security be registered in the name of a financial institution it selects. In addition, the Issuer will require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement would indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The Issuers do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global debt securities, you should be aware that:

•	You cannot get debt securities registered in your own name.

•	You cannot receive physical certificates for your interest in the debt securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under “Legal Ownership—Street Name and Other Indirect Holders.”

•

You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. The Issuers and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. The Issuers and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities in registered form. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders.”

The special situations for termination of a global security are:

•	When the depositary notifies an Issuer that it is unwilling, unable or no longer qualified to continue as depositary.

•	When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed below under “Default and Related Matters—Events of Default.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not an Issuer or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “Street Name and Other Indirect Holders.”

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a series of debt securities will not be entitled to the benefit of any sinking fund—that is, an Issuer will not deposit money on a regular basis into any separate custodial account to repay a series of debt securities. In addition, an Issuer will not be entitled to redeem a series of debt securities before their stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require an Issuer to buy your debt securities from you before their stated maturity, unless otherwise specified in the applicable prospectus supplement.

If the prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt securities. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the prospectus supplement specifies a redemption commencement date, your debt securities will be redeemable at our option at any time on or after that date or at a specified time or times. If an Issuer redeems your debt securities, it will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price an Issuer pays will be the price that applies to the redemption period during which your debt securities are being redeemed.

If the prospectus supplement specifies a repayment date, the debt securities will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If an Issuer exercises an option to redeem any debt securities, it will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date.

If the debt securities represented by a global debt security are subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

There are no legislative or other legal provisions currently in force in Ireland or arising under our Articles that restrict the payment of holders of our debt securities not resident in Ireland, except for Irish laws and regulations that restrict the remittance of payments in compliance with certain sanctions laws.

Overview of Remainder of This Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where the Issuers make payments.

•

Your rights under several special situations, such as if an Issuer merges with another company, if an Issuer wants to change a term of the debt securities or if an Issuer wants to redeem the debt securities for tax reasons.

•	Your rights, under certain circumstances, to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

•	Your rights if we default in respect of our obligations under the debt securities or experience other financial difficulties.

•	An Issuer’s relationship with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer your debt securities at the office of the trustee. The trustee acts as the Issuers’ agent for registering debt securities in the names of holders and transferring the securities. The Issuers may change this appointment to another entity or perform the service themselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If an Issuer has designated additional transfer agents, they are named in the prospectus supplement. An Issuer may cancel the designation of any particular transfer agent. An Issuer may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and an Issuer redeems less than all of the debt securities of a particular series, the Issuer may block the issuance, registration, transfer or exchange of any debt securities of that series during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day the Issuer mails the notice of redemption and ends at the close of business on the day of that mailing. The Issuer may also refuse to register transfers or exchanges of the debt securities selected for redemption from the date of such selection and until they are redeemed. However, the Issuer will continue to permit transfers and exchanges of the unredeemed portion of the series of debt securities being partially redeemed.

Payment and Paying Agents

An Issuer will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement.

An Issuer will pay interest, principal and any other money due on your debt securities at the place of payment that the Issuer will maintain for this series of debt securities and describe in the prospectus supplement; or, if the Issuer fails to maintain such office, at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from such place of payment. An Issuer may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between them how to compensate for the fact that the Issuers will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. An Issuer may also choose to act as its own paying agent. The Issuer must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments Due in Other Currencies.

The Issuers will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless the Issuers specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.

If the prospectus supplement specifies that holders may request that the Issuers make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If the Issuers are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to the Issuers due to circumstances beyond their control— such as the imposition of exchange controls or a disruption in the currency markets—the Issuers will be entitled to satisfy their obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

If an Issuer issues a debt security in a specified currency other than U.S. dollars, the Issuer will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. The Issuer may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless the Issuer states in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Notices

The Issuers and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money that the Issuers pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge, including under a scheme of arrangement, with another entity. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•

Where CRH plc merges out of existence or sells or leases substantially all its assets, the other firm must be duly organized and validly existing under the laws of the applicable jurisdiction. If such other entity is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia, or the Republic of Ireland, it must indemnify you against any tax, assessment or governmental charge or other cost or expense resulting from the transaction.

•

Where an Issuer merges out of existence or sells or leases substantially all of its assets, the other firm must be duly organized and validly existing under the laws of a U.S. State, or the District of Columbia or under U.S. federal law or, in the case of SMW Finance, under the laws of the Republic of Ireland.

•

If an Issuer or CRH plc merges out of existence or sells or leases substantially all of its assets, the surviving entity must execute a supplement to the applicable indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture applicable to the Issuer or CRH plc, as the case may be, including SMW Finance’s or CRH plc’s obligation to pay additional amounts described later under “—Payment of Additional Amounts.”

•

Neither an Issuer nor CRH plc may be in default on the debt securities or guarantees immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “Default and Related Matters—Events of Default—What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•	We must deliver certain certificates and other documents to the trustee with respect to the compliance of the consolidation or merger with the indentures.

•

Neither our assets nor our properties may become subject to any impermissible lien unless the debt securities issued under the indentures are secured equally and ratably with the indebtedness secured by the impermissible lien. Impermissible liens are described in further detail below under “—Restrictions on Liens.”

Modification and Waiver

There are three types of changes the Issuers can make to the indentures and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal, or any installment of principal, or interest on a debt security;

•	reduce any amounts and the rate of interest of a debt security or any premium due upon its redemption;

•	change any obligation of CRH plc to pay additional amounts described later under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount security or any other debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair any of the conversion rights of your debt security;

•	impair your right to sue for payment or conversion;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults;

•

modify any other aspect of the provisions dealing with modification and waiver of the indentures, unless to provide that additional provisions of the indentures cannot be modified or waived without your consent; and

•	modify or affect in any manner adverse to you the obligations of CRH plc that relate to payment of principal, premium and interest, sinking fund payments and conversion rights.

Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. The same majority vote would be required for the Issuers to obtain a waiver of a past default or a waiver of all or part of the covenants described below or in the applicable indenture or prospective supplement. However, the Issuers cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously under “—Changes Requiring Your Approval” unless the Issuers obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if an Issuer seek to change its respective indenture or the debt securities or request a waiver.

Optional Tax Redemption

Your debt securities of any series may be redeemed in whole but not in part, in the three situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, the Issuer or CRH plc must give the depositary between 10 and 60 days’ notice before the debt securities are redeemed. Notice by the depositary to participating institutions and by these participants to street name holders of indirect interests in the debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

The first situation is where, as a result of a change in, execution of or amendment to any laws or the official application or interpretation of any laws, CRH plc or SMW Finance determines that either CRH plc or SMW Finance would be required to pay additional amounts as described later under “—Payment of Additional Amounts.”

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where CRH plc or SMW Finance is incorporated, or, if different, tax resident. If CRH plc or SMW Finance has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or resident for tax purposes, and the applicable date will be the date the entity became a successor.

The Issuers or CRH plc would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where, as a result of a change in, execution of or amendment to any tax laws or the official application or interpretation of any tax laws, CRH plc or any of its subsidiaries determines that it would have to deduct or withhold tax on any payment to an Issuer to enable it to make a payment of principal or interest on a debt security, including the payment of additional amounts as described later under “—Payment of Additional Amounts.”

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdictions where CRH plc or the relevant Issuer is incorporated. If CRH plc or a subsidiary has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

The Issuers or CRH plc would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The third situation is where, following a merger, consolidation or sale or lease of CRH plc’s assets to a person that assumes or, if applicable, guarantees the obligations of an Issuer on the debt securities, that person is required to pay additional amounts as described later under “—Payment of Additional Amounts.”

We or the other person would have the option to redeem the debt securities in this situation even if additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither the Issuer nor that person have any obligation under its respective indenture to seek to avoid the obligation to pay additional amounts in this situation. We or that person, as applicable, shall deliver to the trustee an officer’s certificate to the effect that the circumstances required for redemption exist.

Payment of Additional Amounts

The government of any jurisdiction where CRH plc or SMW Finance is incorporated or, if different, tax resident may require CRH plc or SMW Finance to withhold amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If any such jurisdiction requires a withholding of this type, CRH plc or SMW Finance may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.

Neither CRH plc nor SMW Finance will be required to make any payment of additional amounts under any of the following circumstances:

•	The United States government or any political subdivision of the United States government is the entity that is imposing the tax or governmental charge.

•

The tax or charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction. These connections include, but are not limited to, where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•

The tax or charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•	There is an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax, assessment or governmental charge is payable in a manner that does not involve withholdings.

•

The tax, assessment or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of our requests for the following that the statutes, treaties, regulations or administrative practices or the taxing jurisdiction require as a pre-condition to exemption from all or part of such withholding:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•	to make a declaration or satisfy any other information requirements.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

•

The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.

These provisions will also apply to any taxes, assessments or governmental charges imposed by any jurisdiction in which a successor to CRH plc or SMW Finance is incorporated, or, if different, resident for tax purposes. The prospectus supplement relating to the debt securities may describe additional circumstances in which CRH plc and SMW Finance would not be required to pay additional amounts.

Additional amounts may also be payable in the event of certain consolidations, mergers, sales of assets or assumptions of obligations. For more information see “—Mergers and Similar Events” and “—Optional Tax Redemption.”

Under the indentures, CRH plc or any subsidiary of CRH plc may assume the obligations of an Issuer under the debt securities. This may be a taxable event to U.S. holders. U.S. holders may be treated as having exchanged their debt securities for other debt securities issued by CRH plc or such subsidiary and may have to recognize gain or loss for U.S. federal income tax purposes upon such assumption, and the new debt securities deemed to be received by the U.S. holders may, depending on the facts at the time of assumption, be treated as issued with original issue discount.

Notwithstanding the foregoing, all payments shall be made net of any withholding imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code (any such withholding, a “FATCA Withholding Tax”), and no additional amounts will be payable as a result of any such FATCA Withholding Tax.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Defeasance and Covenant Defeasance

The following discussion of defeasance and discharge will be applicable to your series of debt securities only if the prospectus supplement applicable to the series so states.

Defeasance and Discharge

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that either:

•	there has been a change in U.S. federal income tax law, or

•	we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling,

in either case, to the effect that we may make the above deposit and have such release without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•

If the debt securities are listed on any stock exchange, we must deliver to the trustee an officer’s certificate confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the issuance, transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

We can be legally released from compliance with certain covenants, including any that may be described in the applicable prospectus supplement and including the related Events of Default if, in addition to other actions, we take all the steps described above under “—Defeasance and Covenant Discharge” except that the opinion of counsel does not have to refer to a change in United States Federal income tax laws or a ruling from the United States Internal Revenue Service.

Default and Related Matters

Ranking

The debt securities are not secured by any of either Issuer’s property or assets. Accordingly, your ownership of debt securities means you are one of an Issuer’s unsecured creditors. The debt securities are not subordinated to any of either Issuer’s other unsecured debt obligations and therefore they rank equally with all the Issuer’s other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to any secured indebtedness or other obligations of CRH plc to the extent of the value of the assets securing that indebtedness or other obligations.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default? The term event of default means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date or, in the case of technical difficulties, within one day of its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit any sinking fund payment within 30 days of its due date, if we agreed to maintain a sinking fund for your debt securities and the other debt securities of the same series.

•

We remain in breach of a covenant or any other term of the indentures or series of debt securities for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or by the holders of at least 25% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events or a judgment in bankruptcy or a similar judgment is entered.

•

There is a default in the conversion of any convertible securities of the series in question and this default continues for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or by the holders of at least 25% of the principal amount of debt securities of the affected series.

•	Any other event of default described in the prospectus supplement occurs.

Remedies if an Event of Default Occurs. If an event of default, other than a bankruptcy or similar event of default, has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount and any other amounts, including accrued interest, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In a bankruptcy or similar event of default, the entire principal amount of all the debt securities will automatically become due and immediately payable. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if we have paid the outstanding amounts due because of the acceleration of maturity and we have satisfied certain other conditions.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the respective indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the respective indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities during that period.

However, such limitations do not apply to a suit instituted by you for the enforcement of payment of the principal of or interest on a debt security on or after the respective due dates.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the respective indenture and the debt securities, or else specifying any default.

Regarding the Trustee

The Bank of New York Mellon will act as trustee under the respective indentures related to the debt securities issued by each of SMW Finance and America Finance. In addition, The Bank of New York Mellon also maintains various banking and trust relationships with the Issuers and some of their affiliates. The trustee’s current address is: 240 Greenwich Street, Floor 7E, New York, New York 10286, United States.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving an Issuer default notice or its default having to exist for a specific period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF ORDINARY SHARES

This prospectus relates to, among other securities, ordinary shares issued by CRH plc. The following description sets forth a summary of certain general terms and provisions of the ordinary shares and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Memorandum and Articles of Association (the “Articles”), the Companies Act 2014 and any other applicable Irish law concerning companies, as amended from time to time. The Irish Companies Act can be accessed online for free at www.irishstatutebook.ie or can be purchased in hardcopy format from the Irish Government Publications Office by calling +353 46 9423100 or by email publications@opw.ie. We encourage you to read those laws and documents carefully.

General

As of April 26, 2024, the authorized share capital of CRH plc was €401,297,940, which includes 1,250,000,000 Ordinary Shares of €0.32 each (the “Ordinary Shares”), 150,000 5% Cumulative Preference Shares of €1.27 each and 872,000 7% “A” Cumulative Preference Shares of €1.27 each (together the “Preference Shares”). As of April 26, 2024, 686,677,448 Ordinary Shares were issued and outstanding. All outstanding Ordinary Shares are fully paid.

Transfer of Shares and Registrar

A written instrument of transfer is required under Irish law in order to register on CRH plc’s share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares in order to transfer those shares into his or her own broker account (or vice versa). The Articles provide that the Secretary, or any other party designated by the Board of Directors of CRH plc (the “Board”) for such purpose from time to time, may sign an instrument of transfer on behalf of the transferor who is transferring shares in CRH plc. Notwithstanding the provisions of the Articles, the directors of CRH plc (the “Directors”) have the power to permit any class of shares to be held in a settlement securities system and to implement any arrangements they think fit for such evidencing and transfer which accord with the Companies Act 2014.

The foregoing instruments of transfer may give rise to Irish stamp duty. CRH plc, in its absolute discretion and insofar as the Companies Act 2014 or any other applicable law permits, may, or may procure that a subsidiary of CRH plc shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of CRH plc. If stamp duty resulting from the transfer of shares in CRH plc which would otherwise be payable by the transferee is paid by CRH plc or any subsidiary of CRH plc on behalf of the transferee, then, in those circumstances, CRH plc shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set off the stamp duty against any dividends payable to the transferee of those shares; and (iii) to the extent permitted by the Companies Act 2014, claim a first and paramount lien on the shares on which stamp duty has been paid by CRH plc or its subsidiaries for the amount of stamp duty paid, which lien shall extend to all dividends paid on those shares.

The Directors may, in their absolute discretion and without giving any reason, decline to register the transfer, subject to the limitations specified in the Articles to encourage trading on an open and proper basis, of (i) a share (other than a fully paid share) to a person of whom they do not approve, or (ii) a share on which CRH plc has a lien. The Directors may also decline to register an instrument of transfer unless the instrument of transfer is accompanied by such evidence as the directors may reasonably require to show the right of the transferor to make the transfer, the transfer is in respect of one class of shares only and the instrument of transfer is duly stamped if required and it and such evidence are lodged at CRH plc’s office or any other place specified by the Board.

Computershare Trust Company N.A. acts as U.S. transfer agent and registrar for the Ordinary Shares.

Voting Rights

At shareholders’ meetings, holders of Ordinary Shares as of the applicable record date for such meeting are entitled to one vote per share, either in person or by proxy. No shareholder is entitled to vote at any general meeting unless all calls or other sums immediately payable in respect of shares in CRH plc have been paid.

Dividend Rights

Shareholders may by ordinary resolution declare final dividends and the Directors may declare interim dividends, but no final dividend may be declared in excess of the amount recommended by the Directors and no dividend may be paid other than out of profits available for that purpose in accordance with the Companies Act 2014. There is provision to offer scrip dividend in lieu of cash. The Preference Shares rank for fixed-rate dividends in priority to the Ordinary Shares. Any dividend which has remained unclaimed for 12 years from the date of its declaration shall, if the Directors so decide, be forfeited and cease to remain owing by CRH plc.

Calls on Shares

The Directors may from time to time call upon the shareholders in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times.

Liquidation Rights

In the event CRH plc is being wound up, the liquidator may, with the sanction of a shareholders’ special resolution and any other sanction required by the Companies Act 2014, following the settlement of all claims of creditors, divide among the holders of the Ordinary Shares the whole or any part of the assets of CRH plc available for distribution (after the return of capital and payment of accrued dividends on the preference shares) in cash or in kind, in proportion to the paid-up par value of the shares held. The liquidator may, with a like sanction, vest such assets in trust as he thinks fit, but no shareholders will be compelled to accept any shares or other assets upon which there is any liability.

Issuance of New Shares and Pre-emptive Rights

Subject to the provisions of the Companies Act 2014 and the Articles, the issuance of new shares is at the discretion of the Board. The Board requires the authority of the shareholders, by way of ordinary resolution requiring not less than 50% of the votes cast by the shareholders at a general meeting, to allot any authorized but unissued Ordinary Share capital of CRH plc. At CRH plc’s 2024 Annual General Meeting on April 25, 2024 (the “2024 General Meeting”), Resolution 4 was approved by the shareholders authorizing the Board to issue Ordinary Shares up to an amount which represents 20% of CRH plc’s issued Ordinary Share capital as at February 15, 2024, being Ordinary Shares with an aggregate nominal value of €46,815,000. Any allotment exceeding 20% of the issued Ordinary Share capital as at February 15, 2024 will only be made with the prior approval of CRH plc in a general meeting. The authority granted under Resolution 4 expires at the close of business on the earlier of the date of the Annual General Meeting in 2025 or October 25, 2025.

Irish company law provides that issuances of equity shares for cash (and rights to subscribe for or to convert into equity shares for cash) must be offered, pro rata, to the existing shareholders of equity shares. The shareholders may, by special resolution (requiring not less than 75% of the votes cast by the shareholders at a general meeting), eliminate this requirement for periods of up to five years. At the 2024 General Meeting, Resolution 5 was approved by the shareholders to renew the shareholder authorities of the Directors to disapply statutory pre-emption rights in relation to allotments of Ordinary Shares for cash in certain circumstances.

Resolution 5 authorizes the Board to allot Ordinary Shares on a non-pre-emptive basis and for cash (otherwise than in connection with a rights issue or similar pre-emptive issue) up to a maximum of 20% of the issued Ordinary Share capital of CRH plc as at February 15, 2024 (being Ordinary Shares with an aggregate nominal value of €46,815,000). Resolution 5 also allows the Board to disapply pre-emption rights in a rights issue or other pre-emptive issue in accordance with the Articles. The authority granted under Resolution 5 expires at the close of business on the earlier of the date of the Annual General Meeting in 2025 or October 25, 2025.

Change of Control

There are no provisions in the Articles which would have an effect of delaying, deferring or preventing a change in the control of CRH plc.

Restrictions on Share Ownership and Payments to Holders

There are no restrictions under the Articles or under Irish law that limit the right of non-Irish residents or foreign owners to freely hold their Ordinary Shares or to vote their Ordinary Shares. There are no legislative or other legal provisions currently in force in Ireland or arising under our Articles that restrict the payment of dividends or distributions to holders of our Ordinary Shares not resident in Ireland, except for Irish laws and regulations that restrict the remittance of dividends, distributions and other payments in compliance with the sanctions laws of the Security Council of the United Nations, the European Union (and any of its members), the United Kingdom and the United States.

General Meeting

Shareholder meetings may be convened by majority vote of the Directors or requisitioned by shareholders holding not less than 5% of the voting rights of CRH plc. A quorum for a general meeting of CRH plc is constituted by two or more shareholders present in person and entitled to vote. The passing of resolutions at a meeting of CRH plc, other than special resolutions, requires a simple majority. A special resolution, in respect of which not less than 21 clear days’ notice in writing must be given, requires the affirmative vote of at least 75% of the votes cast.

Listing and Tax

CRH plc currently maintains a listing on the NYSE and a standard listing on the LSE for its ordinary shares, each listing represented by the ticker symbol “CRH.”

Material Irish and United States federal income tax considerations applicable to CRH plc’s Ordinary Shares will be described in any prospectus supplement relating to the offering of such securities.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any preferred stock, warrants, purchase contracts or units that may be offered pursuant to this prospectus.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. Certain holders of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that is covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling security holders may offer or sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods or through any other method permitted by applicable law.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we or a selling security holder use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase the securities apply, and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such debt securities. Specifically, any underwriters may overall or in connection with the offering create a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Dealers

If we or a selling security holder use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or a selling security holder will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or a selling security holder may also sell securities, directly or through agents that we or a selling security holder designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or a selling security holder will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we or a selling security holder indicate in the prospectus supplement, we or a selling security holder will authorize underwriters, dealers or agents to solicit offers by various institutional investors to purchase the securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate principal amount of the securities that they may sell. These include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions the Issuers may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that relate to:

•	the validity of the arrangements; or

•	the performance of the arrangements by the Issuers or the institutional investor.

Indemnification

Agreements that we enter into or will enter into with underwriters, dealers or agents may entitle them to be indemnified, in the case of the debt securities and guarantees, by an Issuer and by CRH plc against various civil liabilities. These may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other U.S. securities laws. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

Various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

Other Transactions

We or the selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us, the selling security holders or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us or the selling security holders in settlement of those derivatives to close out any related open borrowings of our ordinary shares. In addition, we or the selling security holders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Selling Security Holders

In addition to selling securities under this prospectus, a selling security holder may:

•	transfer its securities covered by this prospectus in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its securities covered by this prospectus under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

•	sell its securities covered by this prospectus by any other legally available means.

Expenses

The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

VALIDITY OF SECURITIES AND GUARANTEES

The validity of the debt securities issued by the Issuers and the guarantees, debt warrants, purchase contracts and units issued by CRH plc will be passed upon by Sullivan & Cromwell LLP, our U.S. counsel, as to certain matters of New York law. The validity of the ordinary shares and preference shares and as to certain matters of Irish law with respect to the securities and the guarantees will be passed upon by Arthur Cox LLP, our Irish counsel.

EXPERTS

The consolidated financial statements of CRH plc incorporated by reference in this prospectus, and the effectiveness of CRH plc’s internal control over financial reporting, have been audited by Deloitte Ireland LLP, an independent registered public accounting firm, as stated in their reports thereon. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the offered debt securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$(1)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Indenture Trustee’s fees and expenses	(2)
Rating Agencies’ fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)

Omitted because the SEC registration fee is being deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Irish Law and Articles of Association of CRH plc and SMW Finance

Article 154 of CRH plc’s Memorandum and Articles of Association provides:

Subject to the provisions of and so far as may be admitted by the Acts, every Director, Managing Director, Chief Executive, Auditor, Secretary or other Officer (including “officer” of the Company as such term is defined in the rules of the U.S. Securities and Exchange Commission promulgated under the Exchange Act) of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

The Directors shall have power to purchase and maintain for or for the benefit of any persons who are or were at any time Directors or Officers of the Company, or who are or were at any time trustees of any pension fund in which employees of the Company are interested, insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any pension fund of the Company and shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning the purchase of such insurance.

Regulation 181 of SMW Finance’s Memorandum and Articles of Association provides:

Subject to the provisions of and so far as may be permitted by section 235(3) of the Act every Director, secretary and other officer (excluding statutory auditors) of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

The relevant provision of the Companies Act 2014, as amended, is Section 235, which provides:

(1) Subject to the provisions of this section, the following provision shall be void, namely, any provision:

(a) purporting to exempt any officer of a company from, or

(b) purporting to indemnify such an officer against,

any liability which by virtue of any enactment or rule of law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company.

(2) Subsection (1) applies whether the provision concerned is contained in the constitution of a company or a contract with a company or otherwise.

(3) Notwithstanding subsection (1), a company may, in pursuance of any such provision as is mentioned in that subsection, indemnify any officer of the company against any liability incurred by him or her—

(a) in defending proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which he or she is acquitted; or

(b) in connection with any proceedings or application referred to in, or under, section 233 or 234 in which relief is granted to him or her by the court.

(4) Notwithstanding subsection (1), a company may purchase and maintain for any of its officers insurance in respect of any liability referred to in that subsection.

(5) Notwithstanding any provision contained in any enactment, the constitution of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director might benefit.

(6) For the avoidance of doubt, if—

(a) business, trade or activity has been carried on by means of a company, or other body corporate, registered or formed under the laws of another country,

(b) the period for which that business, trade or activity was so carried on was not less than 12 months preceding the date on which this subsection falls to be applied,

(c) a provision of the kind referred to in subsection (1)(a) or (b) in relation to officers of the company or other body corporate was in being and valid under the laws of that country, and

(d) a private company limited by shares is formed and registered to carry on that business, trade or activity,

then nothing in this section invalidates the operation of the provision referred to in paragraph (c) in respect of any negligence, default, breach of duty or breach of trust occurring before that private company limited by shares is formed and registered.

(7) Any directors’ and officers’ insurance purchased or maintained by a company before 6 April 2004 is as valid and effective as it would have been if this section had been in operation when that insurance was purchased or maintained.

(8) In this section—

(a) “officer” includes a statutory auditor, and

(b) a reference to an officer includes a reference to any former or current officer of the company.

Delaware Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) sets forth the circumstances and conditions under which a Delaware corporation such as America Finance can indemnify its directors and officers against certain liabilities (including reimbursement of expenses incurred).

Section 145(a) of the DGCL allows a corporation to indemnify any of its present or former directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred if:

•

The relevant director or officer incurred these costs because he or she is or is threatened to be made party, in his or her capacity as a director or officer, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation); and

•

The corporation determines that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of any criminal action or proceedings, that such person had no reasonable cause to believe that his or her conduct was unlawful.

Section 145(b) of the DGCL permits a Delaware corporation to indemnify any of its present or former directors and officers against any expenses (including attorneys’ fees) incurred in connection with its defense or the settlement of a dispute if:

•

The relevant director or officer incurred these costs because he or she is or is threatened to be made party, in his or her capacity as a director or officer, to any threatened, pending or completed action or suit by the corporation or by a third party in the right of the corporation to procure judgment in its favor;

•	The corporation determines that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and

•

In the event such officer or director shall have been adjudged to be liable to the corporation, the Delaware Chancery Court (or another court in which such action or suit was brought) decides that such director or officer is fairly and reasonably entitled to this indemnity even though he or she was found liable to the corporation in the relevant action or suit.

A present or former director of a Delaware corporation who has been successful in the defense of any action, suit or proceeding described above is entitled pursuant to Section 145(c) of the DGCL to receive from the corporation indemnification against any expenses (including attorneys’ fees) actually and reasonably incurred by this person for purposes of its defense.

In addition, a Delaware corporation has the power under Section 145(g) of the DGCL to purchase and maintain insurance on behalf of its present or former directors and officers against any liability incurred by these persons in their capacity as directors or officers even if the corporation would not have the power to indemnify them in accordance with what is described above.

Articles of Incorporation and By-laws of America Finance

The Articles of Incorporation and by-laws of America Finance provide substantially that America Finance will indemnify its officers and directors to the fullest extent and under the circumstances permitted by Section 145 of the DGCL.

Other

The directors and certain officers of CRH plc additionally have entered into indemnification agreements with entities within the Group that provide them with indemnification against certain liabilities, including liabilities under U.S. securities laws, which they may incur in their capacity as a director or officer of CRH plc or its subsidiaries.

Item 16. Exhibits.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement.**

4.1	Form of Indenture, among CRH SMW Finance Designated Activity Company, CRH plc and The Bank of New York Mellon, as trustee.*

4.2	Form of Indenture, among CRH America Finance, Inc., CRH plc and The Bank of New York Mellon, as trustee.*

4.3	Form of Debt Securities for CRH SMW Finance Designated Activity Company and Guarantees relating thereto (included in Exhibit 4.1).*

4.4	Form of Debt Securities for CRH America Finance, Inc. and Guarantees relating thereto (included in Exhibit 4.2).*

4.5	Form of Debt Warrant Agreement including a form of debt warrant certificate.**

4.6	Form of Equity Warrant Agreement including a form of equity warrant certificate.**

4.7	Form of Purchase Contract Agreement.**

4.8	Form of Unit Agreement.**

4.9	Memorandum and Articles of Association of CRH plc (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K (File No. 001-32846) filed September 25, 2023).

5.1	Opinion of Sullivan & Cromwell LLP, U.S. legal advisors to CRH SMW Finance Designated Activity Company, CRH America Finance, Inc. and CRH plc, as to the validity of the debt securities of CRH SMW Finance Designated Activity Company and CRH America Finance, Inc., respectively, and the guarantees, debt warrants, purchase contracts and units of CRH plc as to certain matters of New York law.*

5.2	Opinion of Arthur Cox LLP, Irish legal advisors to CRH SMW Finance Designated Activity Company, CRH America Finance, Inc. and CRH plc, as to the validity of the preference shares and ordinary shares of CRH plc as to certain matters of Irish law.*

22.1	List of Subsidiary Issuers of Guaranteed Securities.*

23.1	Consent of Deloitte Ireland LLP, independent registered public accounting firm.*

23.2	Consent of Sullivan & Cromwell LLP, U.S. legal advisor to CRH SMW Finance Designated Activity Company, CRH America Finance, Inc. and CRH plc (included in Exhibit 5.1 above).*

23.3	Consent of Arthur Cox LLP, Irish legal advisors to CRH SMW Finance Designated Activity Company, CRH America Finance, Inc. and CRH plc (included in Exhibit 5.2 above).*

24.1	Powers of attorney (included on signature pages hereof).

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.*

25.2	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.*

107	Filing Fee Table.*

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a report filed with the SEC and incorporated herein by reference.

Item 17. Undertakings.

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6) Each undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of CRH plc’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland on May 10, 2024.

CRH PUBLIC LIMITED COMPANY

By:	/s/ Jim Mintern
Name:	Jim Mintern
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Aylwyn Bryan and Anthony Fitzgerald (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 10, 2024.

Signature	Title

/s/ R. Boucher R. Boucher	(Chairman of the Board)

/s/ A. Manifold A. Manifold	(Chief Executive and Director)

/s/ J. Mintern J. Mintern	(Chief Financial Officer and Director)

/s/ L. McKay L. McKay	(Non-Management Director)

/s/ C. Dowling C. Dowling	(Non-Management Director)

/s/ J. Karlström J. Karlström	(Non-Management Director)

/s/ S. Kelly S. Kelly	(Non-Management Director)

/s/ G.L. Platt G.L. Platt	(Non-Management Director)

Signature	Title

/s/ M.K. Rhinehart M.K. Rhinehart	(Non-Management Director)

/s/ B. Khan B. Khan	(Non-Management Director)

/s/ R. Fearon R. Fearon	(Non-Management Director)

/s/ S. Talbot S. Talbot	(Non-Management Director)

/s/ C. Verchere C. Verchere	(Non-Management Director)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of CRH plc, has signed this registration statement on May 10, 2024.

By:	/s/ J. Rothering
Name:	J. Rothering
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland on May 10, 2024.

CRH SMW FINANCE Designated Activity Company

By:	/s/ Neil Colgan
Name:	Neil Colgan
Title:	Director and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Aylwyn Bryan and Anthony Fitzgerald (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 10, 2024.

Signature	Title

/s/ Neil Colgan Neil Colgan	(Director and Secretary)

/s/ Aylwyn Bryan Aylwyn Bryan	(Director)

/s/ Alan Connolly Alan Connolly	(Director)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of CRH SMW Finance Designated Activity Company, has signed this registration statement on May 10, 2024.

By:	/s/ J. Rothering
Name:	J. Rothering
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on May 10, 2024.

CRH AMERICA FINANCE, INC.

By:	/s/ Gary Hickman
Name:	Gary Hickman
Title:	Director and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Aylwyn Bryan and Anthony Fitzgerald (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 10, 2024.

Signature	Title

/s/ Gary Hickman Gary Hickman	(Director and President)

/s/ Paul Valentine Paul Valentine	(Director and Secretary)